EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger ("Agreement"), dated December 14, 1995, is among Core Industries Inc, a Nevada corporation ("Core"), and CMB Industries, a California corporation ("CMB"), and the undersigned shareholders of CMB (the "Shareholders").

                                    Recitals

         A. CMB is based in Fresno, California, and is a manufacturer of water valves for various applications including environmental protection, irrigation, waterworks, plumbing, and fireline and industrial markets (the "Business").

         B. The Boards of Directors of Core and CMB have deemed it advisable and in the best interests of their respective companies and such companies' shareholders that CMB be merged with and into Core (the "Merger") and, accordingly, have approved this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the parties agree as follows:

         1. The Merger.

                  1.1 Terms of the Merger.

                  (a) Subject to the terms and conditions of this Agreement, CMB will be merged with and into Core, which will be, and is sometimes referred to as, the "Surviving Corporation." Upon such Merger, the separate corporate existence of CMB will cease, and the Surviving Corporation will have all the rights and liabilities of each of CMB and Core.

                  (b) The closing of the Merger (the "Closing") will occur on the day on which all conditions to the Closing are satisfied or duly waived, unless the parties hereto agree otherwise. The date of the Closing is referred to hereinafter as the "Closing Date." Notwithstanding anything in this Agreement to the contrary or the actual filing date of any certificate in respect of the Merger, from and after the close of business on November 24, 1995 (the "Effective Date"), all sales and related transactions in the ordinary course of business shall be conducted by CMB as the agent for and on behalf of Core in respect of the Business. Accordingly, on the Closing Date, Core shall be entitled to receive the proceeds from such sales, and Core shall have the risk of loss with respect to the collection of such proceeds to the extent not collected prior to the Closing. Thus, as between the parties, (i) the sales and business of CMB will be deemed to have been transacted by Core from and after the Effective Date and (ii) Core will be deemed to have borne the risk of loss with respect to the proceeds of such sales from and after the Effective Date; provided, however, that this Section 1.1(b) shall not be interpreted as limiting the meaning or scope of any representations and warranties made by CMB and the Shareholders in this Agreement, including those set forth in Article 2 hereof.

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                  (c)  Simultaneously  with the  Closing,  CMB and Core will (i)
execute and file all necessary certificates and documents with appropriate governmental agencies or authorities and (ii) take such other actions as required under applicable law to effectuate the Merger.

                  (d) Consistent with the other terms of this Agreement, the parties intend that, for federal income tax purposes, the Merger will qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (e) The Articles of Incorporation of Core will be the Articles of Incorporation of the Surviving Corporation.

                  (f) Upon the Closing and without any further action on the part of Core or CMB, the By-Laws of Core will be the By-Laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Articles of Incorporation of Core and as provided by law.

                  (g) The directors of Core upon the Closing will be the directors of the Surviving Corporation, until the earlier of their (i) resignation, (ii) removal or (iii) respective successors are duly elected and qualified, as the case may be.

                  (h) The officers of Core upon the Closing will be the officers of the Surviving Corporation until the earlier of their (i) resignation, (ii) removal or (iii) respective successors are duly appointed and qualified, as the case may be.

                  1.2 Merger Consideration and Conversion of Shares.

                  (a) For purposes of this Agreement, the following terms will have the following meanings:

                           (i) "Aggregate Merger Shares" the 857,283 shares of Core Common Stock to be issued by Core to the Shareholders as part of the Merger Consideration.

                           (ii) "CMB Bank Debt" means the outstanding aggregate indebtedness of CMB for all borrowed money, from, banks, financial institutions and others, including without limitation, Wells Fargo Bank, National Association ("Bank") pursuant to that certain Credit Agreement entered into as of July 15, 1994 by and between CMB and Bank, as amended by that certain First Amendment to Credit Agreement entered into as of January 27, 1995 and that certain Second Amendment to Credit Agreement entered into as of June 15, 1995. CMB Bank Debt does not include any trade debt of CMB, the Shareholder Debt, or capital leases or tax liabilities of CMB.

                           (iii) "CMB Capital Stock" means all of the shares of the capital stock, whether common or preferred, of CMB outstanding as of the Closing Date, together with

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         all options,  warrants or rights to purchase or  otherwise  acquire any
         CMB Capital Stock, regardless of whether vested or unvested.

                           (iv) "Core Common Stock" means the common stock, par value $1.00, of Core.

                           (v)  "Merger   Shares"  means  the  quotient  of  the
         Aggregate Merger Shares divided by the aggregate number of shares of CMB Capital Stock.

                           (vi) "Promissory Notes" means the promissory notes issued by Core in favor of the Shareholders, as of the Effective Date, in the form attached hereto as Exhibit 1.2(a)(vi), in the aggregate face amount of $4,980,000 (but in the separate face amounts shown on Schedule 1.2(a)(vi)) and increased by the product of the Aggregate Merger Shares and the cash dividends paid per share of Core Common Stock, during the period from the Effective Date to the Closing Date, subject to adjustment as follows: (A) if the CMB Bank Debt is less than the Targeted Bank Debt, the aggregate face amount of the Promissory Notes will be increased by a sum equal to the difference between the Targeted Bank Debt and the CMB Bank Debt; and (B) if the CMB Bank Debt is more than the Targeted Bank Debt such aggregate face amount will be reduced by a sum equal to the difference between the CMB Bank Debt and the Targeted Bank Debt; provided, further, that the adjustments described in (A) and (B) above shall be determined as of the Closing Date.

                           (vii) "Targeted Bank Debt" means $5,586,663.

                  (b) The consideration to be paid by the Company in the Merger will be the Merger Consideration (as defined in Section 1.2(c)(iii) herein). Notwithstanding anything in this Agreement to the contrary, no fractional shares of Core Common Stock will be issued. In lieu thereof, a person otherwise entitled to a fractional share of Core Common Stock will instead be entitled to a cash payment equal to the fraction of such share multiplied by the Per Share Price.

                  (c) Except as otherwise provided, upon the Closing, the outstanding shares of CMB Capital Stock will be cancelled and retired and will cease to exist and will be converted into:

                           (i) the Aggregate Merger Shares;

                           (ii) a contingent right to receive payment(s) ("Earn Out Payments") determined in accordance with the attached Schedule 1.2(c)(ii), (notwithstanding anything herein to the contrary, such contingent rights will be governed solely by the terms of this Agreement, including the attached Schedule 1.2(c)(ii), and will not be represented by any certificate or other instrument or documents); and

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                           (iii)  payees'   interest  in  the  Promissory  Notes
         consistent with Section 1.2(a)(vi) hereof  Collectively,  (i), (ii) and
         (iii) of this subparagraph (c) will be referred to as the "Merger Consideration".

                  (d) By virtue of the Merger and without any further action, every share of CMB Capital Stock and every option and warrant, whether exercised or unexercised, or right to convert into or to acquire any shares of CMB Capital Stock, outstanding as of the Closing, except as specifically provided for in this Section 1.2 or Section 1.7, will be cancelled and retired and will cease to exist and will not be converted into stock or other securities, or the right to acquire stock or other securities, of the Surviving Corporation or into cash or the right to receive cash.

                  (e) Notwithstanding anything to the contrary in this Agreement, the maximum amount that Core will be required to pay to or for the benefit of the holders of CMB Capital Stock, and options and warrants to acquire CMB Capital Stock, assuming that there are no dissenting shareholders pursuant to applicable law, will be the Merger Consideration.

         1.3 Exchange of Certificates.

                  (a) At the Closing, the certificates representing shares of CMB Capital Stock ("Certificate" or "Certificates") will be exchanged for the Merger Consideration.

                  (b) Until surrendered and exchanged in accordance with Section 1.3(a), each Certificate will, after the Closing, represent solely the right to receive that portion of the Merger Consideration for the number of shares of CMB Capital Stock evidenced by such Certificate and will have no other rights From and after Closing Date, the Surviving Corporation will be entitled to treat a Certificate or Certificates that have not yet been surrendered for exchange as having been converted, notwithstanding any failure to Surrender such Certificate or Certificates.

                  (c) Except as provided for in the Promissory Notes, no interest will accrue or be payable on any Merger Consideration.

                  (d) In lieu of any fractional shares, holders of shares of CMB Capital Stock otherwise entitled to fractional shares of the Core Common Stock will be entitled to receive a cash payment in an amount equal to the fraction of such share of the Core Common Stock otherwise issuable multiplied by the Per Share Price.

                  (e) Upon the Closing, the stock transfer books of CMB will be closed and no transfer of CMB Capital Stock will thereafter be made. If, after the Closing Date, a Certificate or Certificates representing any such Shares are presented, they will be cancelled, retired and exchanged as provided in this Agreement.

                  1.4 Further Assurances. Each party and its officers and directors will execute and make all proper documents and do all things necessary or proper to vest title in any property

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or rights of CMB in the  Surviving  Corporation  or  otherwise  to carry out the purposes of this Agreement.

                  1.5 Board of Directors. CMB, acting through its Board of Directors, has or will:

                  (a) give notice to and bold a meeting of its shareholders, or otherwise solicit the required consent of such shareholders, for the purpose of adopting and approving this Agreement and all agreements and documents executed and/or delivered in connection with this Agreement or the Merger (collectively, including this Agreement, the "Merger Agreements"), and the Merger and the other transactions contemplated by the Merger Agreements (the "Transactions");

                  (b)   recommend,   through  its  Board  of   Directors,   such
shareholder approval; and

                  (c) use its best efforts to obtain the necessary vote or written consent of its shareholders required by applicable law in favor of adoption and approval of the Merger Agreements and the Transactions.

                  1.6 Registration. Prior to January 31, 1996, and as provided for in more detail in Section 4.5, Core will file with the Securities and Exchange Commission a S-3 Registration Statement pursuant to which the Core Common Stock to be issued to the Shareholders, in connection with the Merger, will be registered.

                  1.7 Dissenters' Rights; Effect of Acceptance of the Merger Consideration.

                  (a) Notwithstanding anything to the contrary in this Agreement, any shares of CMB Capital Stock outstanding immediately prior to the Closing held by a holder who has demanded and perfected the right for appraisal of such shares in accordance with applicable law and who, as of the Closing Date, has not effectively withdrawn or lost such right to such appraisal will not be converted into or represent a right to receive the Merger Consideration, but such holder will be entitled only to such rights as are granted by applicable law.

                  (b) CMB will give the Company prompt written notice of any documents or communications served pursuant to applicable law or otherwise received by CMB relating to any shareholder's rights of appraisal or dissent.

                  (c) CMB will not, except with the prior written consent of Core, make any payment with respect to any demands for appraisals of any shares of CMB Capital Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands Such consent will not be unreasonably withheld by the Company.

         2.   Representations,   Warranties   and   Covenants  of  CMB  and  the
Shareholders. CMB and each of Kevin K. Coyne and Thomas F. Coyne (collectively, the "Principal Shareholders"),

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jointly and severally,  represent,  warrant and covenant to Core, as of the date of this Agreement and through and including the Effective Date and the Closing Date, as follows:

                  2.1 Organization; Qualification. CMB is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted CMB is duly qualified or licensed and is in good standing to do business in each jurisdiction in which the nature of the business conducted by it has made its qualification or licensing a legal requirement and where the failure to be so qualified or licensed would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of CMB.

                  2.2 Jurisdictions of Qualification. Schedule 2.2 is a true and complete list of each jurisdiction in which CMB is, as of the date hereof, qualified or licensed to do business.

                  2.3 No Subsidiaries or Other Investments or Interests. CMB does not have or own, or have any right to acquire, directly or indirectly, any securities or other direct or indirect ownership or other interest in any corporation or other entity.

                  2.4 Capitalization.

                  (a) As of the date of this Agreement, the authorized capital stock of CMB consists of 10,000 shares of common stock, without par value, of which 6,650 shares are issued and outstanding. All the outstanding shares of CMB Capital Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights Schedule 2.4 is a true and complete list of all persons or entities who beneficially own any of the issued and outstanding shares of CMB Capital Stock, and the number of each such shares owned by such persons or entities.

                  (b) Except as set forth in Schedule 2.4, there are no voting trusts or other agreements, understandings, subscription, option, warrant, call, right, convertible security, contract, commitment, understanding or arrangement relating to the issuance, sale, delivery or transfer of any securities of CMB.

                  2.5 Authority Relative to the Merger Agreements.

                  (a) The Board of Directors of CMB (i) has approved the Merger Agreements and the Transactions, (ii) has authorized the execution, delivery and performance of the Merger Agreements and (iii) has directed that the Merger Agreements and consummation of the Transactions be submitted to the shareholders of CMB for approval and adoption at a meeting or by written consent. No other corporate authorizations or proceedings on the part of CMB (other than the approval by the shareholders of CMB of the Merger Agreement and consummation of the Transactions) are necessary to authorize this Agreement or to consummate any of the Transactions.

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                  (b) Each of the Merger  Agreements to which CMB is a party has been duly and validly executed and delivered by CMB and constitutes a valid and binding agreement of CMB, enforceable against CMB in accordance with their respective terms.

                  (c) CMB has the power and authority to enter into the Merger Agreements and, upon appropriate vote or consent of its shareholders in accordance with applicable law and Section 1.5 above, to consummate the Transactions.

                  2.6 No Conflicts; Consents. Except as identified in Schedule 2.6, neither the execution and delivery of the Merger Agreements, nor the consummation of the Transactions, nor compliance by CMB with any of the provisions of the Merger Agreements, will:

                  (a) violate any provision of the Articles of Incorporation or Bylaws of CMB or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to CMB or any of its properties or assets;

                  (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default under, or any event which, with or without due notice or lapse of time, or both, would constitute a default under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien (as defined in Section 2.9(a)) upon any of the properties or assets of CMB under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which CMB is a party, or by which CMB or any of its properties or assets may be bound or affected, including, without limitation, any agreement, arrangement, document, policy or obligation disclosed or required to be disclosed in any of the Exhibits or Schedules to this Agreement, except where such default, termination, acceleration, or creation of a Lien would not have a material adverse effect on the Merger or the business, prospects, assets, properties or condition (financial or otherwise) of CMB; or

                  (c) require any consent, approval, authorization or permit of or from, or filing with or notification to, any court, government, governmental authority or other regulatory or administrative agency or commission, domestic or foreign (each, a "Governmental Entity"), except (i) filing articles and certificates of merger pursuant to the laws of any state, (ii) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
Act"), or (iii) consents, approvals, authorizations, permits, filings or notifications which, if not obtained or made, will not, individually or in the aggregate, have a material adverse effect on the Merger or the business, prospects, assets, properties or condition (financial or otherwise) of CMB.

                  2.7   Anti-Takeover   Laws   Inapplicable.    There   are   no
anti-takeover laws, including, without limitation, any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover law, statute or regulation, applicable to or in connection with any of the Merger Agreements or any of the Transactions.

                  2.8 Real Property. As of the Effective Date, CMB will not beneficially own or have any right to acquire any real property.

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                  2.9 Personal Property.

                  (a) Except as disclosed on Schedule 2.9(a) and (i) statutory liens that were created, in the ordinary course of business and do not materially detract from the value of the affected assets or materially impair the use thereof in the operation of the business of CMB and (ii) leased interests in property owned by others and leased interests in property leased to others, CMB has good and marketable title to, and the right to use, all of the personal property reflected in the Financial Statements (as defined in Section
2.14 hereof), or acquired since the date of such financial statements, free and clear of all liens, security interests, charges and claims ("Liens").

                  (b) CMB has maintained its real property, personal property, buildings, fixtures and structures in a reasonable, businesslike manner. Except as provided in Schedule 2.9(b), there are no defects in such personal property and such personal property is in good operating condition and repair (ordinary wear and tear excepted), except where the failure of such personal property to be in good operating condition would not have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of CMB.

                  2.10 Real and Personal Property Leases. Schedule 2.10 is a true and complete list of all leases of real or personal property to which CMB is a party, whether as lessor or lessee.

                  2.11 Licenses and Permits. Schedule 2.11 is a true and complete list of all licenses, franchises, permits, registrations and other authorizations, and all applications therefor (collectively, the "Permits"), of any Governmental Entity necessary to, or required by, CMB in the conduct of its business except those which the failure to obtain would not have a material adverse effect on the business, assets, prospects or condition (financial or otherwise) of CMB. Except as described in Schedule 2.11, CMB has maintained all of the Permits in full force and effect, and is in compliance with the terms and conditions of the Permits and has not, as of the date hereof, received notice or have knowledge of any violation thereof CMB has the continued unrestricted right to use the Permits CMB has not received any notice that any revocation or limitation of any of the Permits is threatened or pending.

                  2.12 Certain Transactions.

                  (a) Other than distributions to shareholders of CMB, salaries and benefits to officers and directors of CMB and loans from and to CMB and its shareholders, interest on any such loans, and expense reimbursements in the ordinary course of business and not material in the aggregate to CMB, Schedule 2.12(a) is a true and complete list and brief description of all contracts or other transactions entered into or agreed to within three years of the date of this Agreement, and all currently effective contracts and other transactions, in each case, involving CMB with respect to which any officer, director, employee or shareholder of CMB, or any person related to any of the foregoing by blood or marriage, is or was a party or is or was in any other way involved. True and complete copies of all such contracts and all documentation relating to such transactions, including, without limitation, all amendments thereto and modifications thereof, have been delivered to the Company.

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                  (b)  Schedule   2.12(b)  is  a  true  and  complete  list  and
description of all suppliers of products or services to CMB, and of all customers of CMB who have received products or services from CMB, in each case aggregating more than $25,000.00 in any of calendar years 1993 or 1994 or the period from January 1, 1995 to September 30, 1995, together with the dollar amounts purchased for each of such years and nine month period.

                  2.13  Compliance  with  Applicable  Law. Except as provided in
Schedule 2.13, the business and activities of CMB (a) are presently being conducted in compliance with all requirements of law and all requirements of Governmental Entities having jurisdiction over CMB, and (b) were not conducted in violation of any of such laws or such requirements since the incorporation of CMB, except where the failure to comply with such requirements or any violations do not, and in so far as reasonably can be foreseen will not, have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of CMB. CMB has not failed to file with any Governmental Entity or other third party any statement, report, information or form required by any applicable law, regulation or order and where the failure to file will have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of CMB. To the best knowledge of CMB and the Principal Shareholders, there is no pending or threatened change of any law, regulation, order, license or permit, including without limitation, the Permits; which could adversely affect the business, prospects, assets, properties or condition (financial or otherwise) of CMB. Except as provided in Schedule 2.13, CMB has not, since the incorporation of CMB, received a notice of violation of, or to the best knowledge of CMB and the Principal Shareholders, been threatened with a charge of violating, or been under investigation with respect to a possible violation of, any provision of any law, regulation or decree, which has not been complied with, rescinded or resolved or the statute of limitations expired. Except as set forth in Schedule 2.13, no investigation or review by any Governmental Entity concerning any such possible violation by CMB is pending or, to the best knowledge of CMB and the Principal Shareholders, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

                  2.14 Financial Statements.

                  (a) CMB has previously delivered to Core true and complete copies of audited financial statements of CMB as of December 31, 1994 and December 31, 1993, including balance sheets as of such respective dates and statements of income for fiscal years ended on such dates, and an audited balance sheet of CMB as of October 27, 1995 (the "Closing Balance Sheet"), together with the notes to such financial statements and balance sheet
(collectively, the "Audited Statements") and true and complete copies of unaudited financial statements of CMB, including balance sheets and statements of income, for the dates and periods shown on the attached Schedule 2.14 (the "Interim Statements"). The Audited Statements and the Interim Statements are collectively referred to herein as the "Financial Statements".

                  (b) The Financial Statements are true and complete and in accordance with the books and records of CMB. The Audited Statements have been prepared in accordance with GAAP and applied on a basis consistent with such statements for prior periods (except as may

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be indicated  in the notes  thereto).  Subject to  customary  year-end and audit adjustments in the case of the Interim Statements, (i) each of the balance sheets included in the Financial Statements fairly presents, as of its date, the financial condition and assets and liabilities of CMB; and (ii) each of the income statements and statements of changes in financial position included in the Financial Statements fairly presents the results of operations of CMB for the relevant period.

                  (c) Except as set forth in Schedule 2.14(c), CMB has not written off, nor will it write off prior to the Closing Date, any account, note or other receivable or other asset set forth on the Closing Balance Sheet or otherwise relating to any period ending after the Effective Date.

                  2.15 Receivables. All account, note and other receivables of CMB shown in any of the Financial Statements arose in the ordinary course of business at the aggregate amounts thereof and are valid and collectible, net of the allowance for doubtful accounts set forth on the Financial Statements, and the statements of aging of accounts receivable in CMB's internally generated financial statements previously provided to Core are true and accurate in all material respects. Except as set forth on Schedule 2.15, none of the receivables of CMB is subject to any offset, recoupment, setoff or counter-claim and, to the best knowledge of CMB and the Principal Shareholders, there are no facts or circumstances, whether asserted or unasserted, that could give rise to any such claim. Except as set forth on Schedule 2.15, no receivables are contingent upon performance of any obligation or contract. Except as set forth on Schedule 2.15, no person or entity has any Lien on any of such receivables, and no agreement for deduction or discount has been made with respect to any of such receivables. All accounts, notes and other receivables of CMB, whether or not reflected on any of the Financial Statements, are valid obligations of the debtor and have arisen only in the ordinary course of business and, to the best knowledge of CMB and the Principal Shareholders, in accordance with the debtor's normal credit policies.

                  2.16 Absence of Undisclosed Liabilities. To the best knowledge of CMB and the Principal Shareholders, CMB does not have any claim, liability, commitment, obligation or indebtedness, whether as primary obligor, guarantor or otherwise, and whether accrued, absolute, contingent or otherwise, known or unknown, and whether due or to become due, including, without limitation, any such claim, liability, commitment, obligation or indebtedness relating to taxes, interest or penalties, whether foreign, state, federal, local or otherwise, other than (a) those reflected in the Financial Statements, if required by GAAP to be reflected on a balance sheet, (b) routine accounts payable incurred by CMB in the ordinary course of business since the Effective Date, (c) those disclosed in Schedule 2.16, or (d) those which would not, individually or in the aggregate, have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of CMB.

                  2.17 Guarantees. Except as set forth on Schedule 2.17, CMB does not have any power of attorney outstanding or any obligation or liability as guarantor, surety, consignor, endorser, co-maker, indemnitor or in any other capacity in respect to the obligations of any person, corporation, partnership, joint venture, association, organization or other entity.

                  2.18 Tax Matters.

                  (a) CMB has provided the Company with true and complete copies of each federal, state, local and foreign income tax return and state sales and use tax return filed by CMB.

                  (b) CMB has duly and timely filed all tax or tax information returns, reports, declarations, or information statements with respect to any taxes for any taxable period (collectively, "Tax Returns"). The Shareholders will prepare or cause to be prepared, file or cause to be filed, in a manner consistent with prior years and applicable laws and regulations, all Tax Returns required to be filed for all taxable periods of CMB ending on or before December 31, 1995, including a final federal income tax return on IRS Form 11205, a final California income tax return and a final income tax return of any other state or locality in which CMB is required to file such returns and, with respect to all of which, Core shall cooperate by providing access to the Shareholders and their accountants to the CMB books and records necessary to prepare such returns. Except as set forth on Schedule 2.18(b), CMB has duly paid all taxes payable, or claimed to be payable, at any time to any federal, state, county, local, foreign or other taxing authority in respect of any taxable period, including, without limitation, any penalty or interest relating to any of such taxes.

                  (c) Except for those withholdings set forth on Schedule 2.18(c), all taxes which CMB was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Entities on a timely basis, including, without limitation, all taxes in connection with amounts owing to employees, creditors, independent contractors and third parties.

                  (d) Except as set forth on Schedule 2.18(d), none of the tax returns of CMB has been examined by the Internal Revenue Service (the "IRS"), any other taxing authority or any other Governmental Entity, and no inquiry with respect to CMB's taxes or tax returns is being made or has been made by the IRS, any other taxing authority or any other Governmental Entity. Except as set forth on Schedule 2.18(d), no state of facts exists which could constitute grounds for any material tax liability with respect to CMB or any of its properties or assets. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return of CMB for any period.

                  (e) CMB has not made any payments nor is it obligated to make any payments that would not be deductible under Section 280G of the Code. CMB has not made, nor is CMB required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting methods or otherwise.

                  (f) CMB has not at any time consented under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any sale of its capital stock.

                  (g) CMB has not filed, and will not file through the Closing Date, any state or local Tax Returns on a unitary or combined basis with any other person.

                  (h) CMB has properly elected under Section 1362(a) of the Code to be treated as an S Corporation, within the meaning of Section 1361(a) of the Code, for all of its taxable years beginning January 1, 1986 and will continue to qualify as an S Corporation within the meaning of the Code at all times up to the Closing Date and, accordingly, has and will have no liability for federal income taxes with respect to any taxable period.

                  2.19 Absence of Certain Changes or Events. Except as set forth in Schedule 2.19, or as otherwise provided in this Agreement, since October 27, 1995, CMB has conducted its business in the usual and customary manner, in the ordinary course and consistent with past practices and, without limiting the generality of the foregoing:

                  (a) CMB has not made any change in its Articles of Incorporation, Bylaws or authorized securities. CMB has not (i) issued or sold any stock, securities or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating, to any shares of capital stock, bonds or other securities of CMB, (ii) purchased or entered into any arrangement or contract with respect to the purchase or voting of shares of its capital stock, (iii) entered into any call, demand, contract, understanding or arrangement with respect to any shares of its capital stock, bonds or other securities, (iv) adjusted, split, combined or reclassified any of its capital stock, bonds or other securities, or (v) made any other changes in its capital structure.

                  (b) CMB has not borrowed any amount and has not incurred, assumed, become subject to or guaranteed any liability, whether absolute or contingent.

                  (c) CMB has not made any changes in its practices or methods of accounting.

                  (d) CMB has not made any change in or introduced any pension, retirement, profit sharing or bonus arrangement or other employee welfare, benefit arrangement or other Benefit Plan (as defined in Section 2.24).

                  (e) CMB has not suffered any material adverse change in its business, prospects, operations, operating results, properties, assets, liabilities, working capital, reserves, earnings or condition (financial or otherwise), except for events or conditions of a general economic nature or of industry-wide application.

                  (f) CMB has not suffered any event or condition of any character which, either individually or in the aggregate, would likely materially adversely affect its business, prospects, operations, operating results, properties, assets, liabilities, working capital, reserves, earnings or condition (financial or otherwise), except for events or conditions of a general economic nature or of industry-wide application.

                  (g) Other than in the ordinary course of business, CMB has not suffered any damage, destruction or loss, whether covered by insurance or not.

                  (h) CMB has not declared, set aside, made or paid any dividend, distribution or payment, whether in cash, stock, property or any combination thereof, with respect to any of its securities (including, without limitation, CMB Capital Stock) or otherwise for the benefit of any shareholders, nor has it reclassified any of such securities (including, without limitation, CMB Capital Stock).

                  (i) CMB has not instituted any change with respect to the management or supervisory personnel of CMB. CMB has used its best efforts to preserve intact all of its business organizations and to retain the services of its officers and key employees.

                  (j) Since December 31, 1994, CMB has not increased any salary, wages, compensation or fringe or other benefits payable or to become payable to its officers, directors or employees, except for any such increases that are required by state or federal minimum wage terms, except as described on the attached Schedule 2.19.

                  (k) The Board of Directors of CMB has not adopted any resolution giving to any holder of CMB Capital Stock appraisal, dissenters' or similar rights.

                  (1) No amendment has been made to any Benefit Plan (as defined in Section 2.24) and no arrangement has been adopted which would be a "Benefit Plan."

                  (m) CMB has not made any tax election nor has it settled or compromised any income or other tax liability or refund.

                  (n) CMB has not paid, discharged or satisfied any claim, liability or obligation, whether absolute, accrued, asserted or unasserted, contingent or otherwise, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, of liabilities reflected or reserved against in the balance sheet of CMB for the period ended October 27, 1995.

                  (o) CMB has not entered into, amended, modified or terminated any material agreement, commitment or transaction other than in the ordinary course of business.

                  (p) CMB has not made any provision for price discounts, markdowns or other special considerations in respect of its goods or services.

                  (q) CMB has not written off any account, note or other receivable or portion thereof as uncollectible, other than in the ordinary course of business.

                  (r) CMB has not sold, transferred, leased, mortgaged, pledged, subjected to any Lien or otherwise disposed of any of its properties or assets, real, personal or mixed, tangible or intangible, other than in the ordinary course of business.

                  (s) CMB has not experienced any shortage of supplies which would have a material adverse effect on the business, prospects, assets, condition (financial or otherwise) or operations of CMB.

                  (t) CMB has not entered into any agreement or understanding to do any of the foregoing.

                  2.20 Certain Agreements. Except as set forth on Schedule 2.20, CMB is not a party to, nor is it negotiating in respect of, any oral or written agreement or commitment which creates a liability or obligation on the part of CMB or a third party in excess of $25,000.00.

                  2.21 Patents, Trademarks and Similar Rights. Except as indicated on Schedule 2.21, CMB is the sole owner, free from any Liens, of all patents, trademarks, service marks, trade names, copyrights, licenses, processes, designs, formulas, computer programs, trade secrets, source codes and object codes, inventions, product manufacturing instructions, technology, research and development, intellectual property rights, know-how and other rights (including any registrations and applications for registration for any of the foregoing) that are owned or used by CMB or that are necessary or appropriate for the operation of its business as presently conducted or as proposed to be conducted and the absence of which would have a material adverse effect on the business, prospects, assets, condition (financial or otherwise) or operations of CMB (each, a "Proprietary Right" and collectively, the "Proprietary Rights"). Schedule 2.21 accurately and completely identifies all of the Proprietary Rights, including the jurisdictions in which they have been registered or in which applications for registration have been filed.

                  2.22 Contracts Relating to the Proprietary Rights.

                  (a) Schedule 2.22(a) contains a true and complete list and description of all contracts, oral or written, pursuant to which CMB has authorized any person or entity to use, or pursuant to which any person or entity has the right to use, any of the Proprietary Rights owned or used by CMB, including, without limitation, on a temporary or trial basis.

                  (b) Schedule 2.22(b) contains a true and complete list and description of all royalty or contingent compensation arrangements or other contracts, oral or written, regarding or pertaining to any Proprietary Right.

                  2.23  Status  of the  Proprietary  Rights.  Except as noted in
Schedule 2.23 and except for matters or claims which would not have a material adverse effect on the business, prospects, assets, condition (financial or otherwise) or operations of CMB:

                  (a) No Proprietary Right presently being used, licensed or sold, or contemplated to be used, licensed or sold, by CMB infringes on or, to the best knowledge of CMB and the Principal Shareholders, is infringed by any rights owned or held by any other person or entity.

                  (b) There is no pending or threatened claim or litigation against CMB or any other person or entity contesting or, if decided adversely, affecting the right of CMB to use, license or sell any Proprietary Right.

                  (c)  To  the  best   knowledge   of  CMB  and  the   Principal
Shareholders, no pending or proposed patent, trademark, service mark, trade name, copyright, license, process, design, formula, computer program, trade secret, source code or object code, invention, product manufacturing instruction, technology, research and development, intellectual property right, know-how or other right presently being licensed, sold or employed, or proposed to be licensed, sold or employed, by any person or entity infringes on, or may infringe on, or adversely affects, or may adversely affect, any Proprietary Right, nor is there any pending or proposed statute, law, rule, regulation, standard or code that may adversely affect any Proprietary Right presently being used, licensed or sold, or proposed to be used, licensed or sold, by CMB.

                  (d) CMB uses and has used its best efforts to secure and maintain its rights in the Proprietary Rights.

                  2.24 ERISA Compliance.

                  (a) Schedule 2.24(a) contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), all "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, stock bonus, phantom stock, retirement, vacation, severance, disability, death benefit, welfare, Christmas bonus, hospitalization, medical or other plan, arrangement or understanding, whether or not legally binding, providing benefits to any current or former employee, officer or director of CMB, or maintained or contributed to by CMB for the benefit of any employee, officer or director of CMB currently or within the last five years (collectively, "Benefit Plans").

                  (b) On or prior to the date of this Agreement, CMB has delivered to the Company true and complete copies of (i) each Benefit Plan or, in the case of any unwritten Benefit Plan, descriptions thereof, (ii) the most recent annual report on Form 5500 filed with the IRS with respect to each Benefit Plan, if any such report was required, (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, (iv) each trust agreement and group annuity contract relating to any Benefit Plan, and (v) the most recent actuarial report relating to any Benefit Plan.

                  (c) Except as disclosed in Schedule 2.24(c), all Pension Plans have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from federal income taxes, and no such determination letter has been revoked nor has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that could adversely affect its qualification or increase its costs.

                  (d) Except as disclosed on Schedule 2.24(d), no Pension Plan that CMB maintains, or to which CMB is or was previously obligated to contribute, had, as of the respective last annual valuation date for each such Pension Plan, any "unfunded benefit liabilities," based on actuarial assumptions which have been furnished to Core. None of the Pension Plans has an "accumulated funding deficiency," whether or not waived. None of CMB, any officer of CMB nor any of the Benefit Plans which are subject to ERISA, including, without limitation, the Pension Plans, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" or any other breach of fiduciary responsibility that could subject CMB or any officer of CMB to the tax or penalty on prohibited transactions or to any liability under ERISA. Except as disclosed on Schedule 2.24(d), (i) neither any of such Pension Plans nor any of such trusts have been terminated, nor has there been any "reportable event" with respect to which the 30-day notice requirement has not been waived and CMB is not aware of any other reportable events with respect thereto during the last five years; and (ii) CMB has never had an obligation to contribute to a "multiemployer plan" as defined in Section 3(37) of ERISA. No liability to the Pension Benefit Guaranty Corporation (the "PBGC") has been or is expected to be incurred with respect to any Benefit Plan by reason of a Benefit Plan termination. The PBGC has not instituted proceedings to terminate any Benefit Plan. Except as noted on Schedule 2.24(d), there is no Benefit Plan to which Title IV of ERISA applies which has terminated and whose "date of termination" occurred after September 1, 1974 or any such Benefit Plan to which Tide IV of ERISA applies which has partially terminated. No event has occurred, and there exists no condition or set of circumstances which presents a material risk of the termination or partial termination of any such Benefit Plan, which could result in a liability on the part of CMB to the PBGC.

                  (e) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in Schedule 2.24(e), (i) no such Benefit Plan is unfunded or funded through a welfare benefits fund, (ii) each such Benefit Plan that is a group health plan complies in all material respects with the applicable requirements of the Code and the Social Security Act and
(iii) each such Benefit Plan, including, without limitation, any such plan covering retirees or other former employees, may be amended or terminated without liability to the Surviving Corporation, Core or CMB on or at any time after the Effective Date of the Merger.

                  (f) Each Benefit Plan and all related trust or other agreements conform in form and operation to, and comply with, all applicable laws and regulations, including, without limitation, ERISA and the Code, and all reports or information relating to each such Benefit Plan required to be filed with any Governmental Entity or disclosed to participants have been timely filed and disclosed.

                  (g) Except as disclosed in Schedule 2.24(g) the consummation of the Transactions will not (i) entitle any current or former employee of CMB to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting or increase the amount of compensation due to any such employee or former employee.

                  (h) CMB has not announced a plan to create or amend, nor does it have any legally binding commitment to create or amend, any Benefit Plan or to create any new arrangement which would be a Benefit Plan.

                  (i) All insurance premiums with respect to any Benefit Plan, including, without limitation, premiums to the PBGC, have been paid in full. Except as disclosed on Schedule 2.24(i), there are no retrospective adjustments provided for under any insurance contracts maintained pursuant to any Benefit Plan with regard to policy years or other periods ending on or before the Effective Date of the Merger.

                  (j) No Benefit Plan, or the deduction of any contributions thereto by CMB, has been the subject of audit by the IRS or the Department of Labor, and no litigation or asserted claims exist against CMB or any Benefit Plan or fiduciary with respect thereto, other than such benefit claims as are made in the normal operation of a Benefit Plan. To the best knowledge of CMB and the Principal Shareholders, there are no facts which could give rise to any action, suit, grievance, arbitration or other claim in connection with any Benefit Plan..

                  (k) With respect to any Benefit Plan which covers current or former employees, officers or directors who are not residents of the United States of America, any references in this Section 2.24 to ERISA, the Code or any other applicable law will be read to mean any applicable law of similar import for the jurisdiction in which such individuals reside.

                  2.25 Labor and Employment-Related Matters.

                  (a) Except as set forth in Schedule 2.25(a) and except for matters which would not have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of CMB, CMB is in compliance with all federal, state, local, foreign and other laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and there are no arrears in the payment of wages, taxes, unemployment insurance contributions or workers' compensation assessments or penalties.

                  (b) None of the employees of CMB is represented by any labor union. There is no pending question, petition, claim or assertion or any organizational campaign concerning representation of any employees of CMB. CMB is not a party to or bound by any collective bargaining agreement. There is no pending litigation or other proceeding or, to the best knowledge of CMB and the Principal Shareholders, basis for any unasserted claim against CMB by any employee or group of employees of CMB, including, without limitation, claims for contract, tort, discrimination, employee benefits, wrongful termination or any common law or statutory claims.

                  (c) CMB has provided the Company with a true and complete list of the payroll of CMB as of the date of this Agreement. Except as set forth on
Schedule 2.25(c), CMB has not entered into any agreement, made any representation or taken any action that could cause any of its employees to be terminable other than at-will, with or without cause, or to be entitled to the payment of any severance or other obligation or liability, except as provided generally to employees pursuant to applicable state or federal law.

                  (d) CMB has not entered into any agreement which is inconsistent with the following: any ideas, inventions or other intellectual property rights conceived, created, developed or enhanced while any person or entity was acting as an employee or independent contractor of CMB or any of its affiliates or of any customer of CMB, whether by or with the help of such employee or independent contractor or otherwise, is the sole and exclusive property of CMB, or of a customer of CMB in cases in which such customer has a written agreement with CMB so providing, and will be, from and after the Closing Date, the sole and exclusive property of the Surviving Corporation.

                  (e) Each employee of CMB is not under any applicable law, rule, regulation or guideline, an employee or a "leased employee" of any other person or entity, including, without limitation, any customer of CMB.

                  (f) CMB has deducted and remitted to the relevant Government Entities all income taxes, unemployment insurance contributions and other taxes or amounts which it is required to deduct and remit to any Government Entity and CMB has made all required filing in respect thereof.

                  2.26 Insurance. Schedule 2.26 is a true and complete list of all policies of liability, fire, workers' compensation and other forms of insurance owned or held by or for the benefit of CMB or its properties or assets, including, without limitation, any self insurance, specifying any notice or other information possessed by CMB regarding possible claims under, cancellation of or premium increases thereon. All current premiums have been paid with respect to all of such policies. Each of such policies is underwritten by unaffiliated insurers and is sufficient for all applicable requirements of law.

                  2.27 Legal Proceedings, Etc. Except as set forth in Schedule 2.27, there are no legal, administrative, arbitration or other actions, suits or proceedings or governmental claims or investigations or proceedings of any customer advisory board or similar organization pending or, to the knowledge of CMB, threatened against, or brought by or on behalf of, CMB or affecting its business, prospects, assets, properties or condition (financial or otherwise). Except as set forth in Schedule 2.27, CMB and its properties or assets are not subject to any order, decree, injunction or judgment, whether entered by consent, stipulation or otherwise, before or in connection with, any Governmental Entity. Without limiting the generality of the foregoing, except as set forth in Schedule 2.27, there are no products' liability claims, warranty claims or other claims whatsoever which, if decided adversely, would have a material adverse effect on any of the businesses, prospects, assets, properties or condition (financial or otherwise) of CMB.

                  2.28 Environmental Matters. Except as expressly disclosed in the attached Schedule 2.28:

                  (a) CMB has not used, generated, transported, stored, treated, manufactured, refined, handled, produced, processed or disposed of Hazardous Materials (as defined below) on, from or affecting its real property, personal property, buildings, fixtures and structures (collectively, the "Property") in any manner which violates any Environmental Laws (as defined below); and, no prior owner of the Property or any existing or prior tenant, sub-tenant or occupant of the Property has used, generated, transported, stored, treated, manufactured, refined, handled, produced, processed or disposed of Hazardous Materials on, from or affecting the Property in any manner which violates any Environmental Laws.

                  (b) CMB has not received any notice, claim, order or directive concerning any violations (or is aware of any existing violations) of any Environmental Laws at, in, or from the Property; and there have been no lawsuits, proceedings, citations, notices of violations, settlements, claims or actions commenced or threatened concerning Hazardous Materials on, from or affecting the Property or CMB by any person.

                  (c)  No  Hazardous   Materials  have  been  released  into  or
deposited upon or below the surface of the Property or into any water on or about or below the surface of the Property.

                  (d) There are no underground tanks located in or under the Property.

                  (e) No asbestos or urea formaldehyde was used in constructing the improvements on the Property or is incorporated into such improvements or the appurtenances thereto.

                  (f) The Property has not been used as a landfill or for the deposit of waste material.

                  (g) As used  herein,  "Hazardous  Materials"  shall  mean  any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or (ii) which is or becomes defined as a "chemical substance," "hazardous chemical," "air contaminant," "hazardous waste," "hazardous substance," "pollutant," or "contaminant" under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Emergency Planning and Community, Right-To-Know Act 942 U.S.C. Section 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Hazard Communication Standard (29 C.F.R. Section 1910.1200), and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California, any
local government or any political subdivision thereof; or (iv) except as disclosed in Schedule 2.28, the presence of which upon, about, adjacent to, or beneath the Property at any time prior to Closing Date causes or threatens to cause a nuisance upon the Property or poses or threatens to pose a hazard to the health or safety of persons or to the environment on, or about, adjacent to or in the vicinity of the Property; (v) that is, or could be characterized as, a contaminant or irritant by any governmental authority; or (vi) that is petroleum, its constituents, distillates, including gasoline, or its by-products.

                  (h) "Environmental Laws" means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, local governments, and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: (i) all requirements pertaining to reporting, licensing, permitting, investigation, and remediation of any actual or threatened escape, dispersal, seepage, migration, emission, discharge, or release of Hazardous Materials, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, anywhere, including, without limitation, into the air, surface water, groundwater, soils, interior of a building or structure, or upon or into the land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

                  2.29 Finder's Fees. Except as set forth on Schedule 2.29, no broker, finder or other person or entity is entitled to any brokerage fee, commission or finder's fee in connection with any of the Merger Agreements or any of the Transactions on account of any actions or agreements of CMB, the Shareholders or any of its or their representatives.

                  2.30 CMB's Board of Directors' Action. To the extent permitted by applicable law, the Board of Directors of CMB, by consent in lieu of a meeting or at a meeting duly called and held, has by the requisite vote of all directors present or otherwise acting (a) determined that the Merger Agreements to which CMB is a party and the Transactions are advisable and in the best interests of CMB and its shareholders, (b) resolved to recommend the approval of the Merger Agreements and the Transactions by the holders of CMB Capital Stock and directed that the Merger Agreements and the Transactions be submitted for consideration by the holders of CMB Capital Stock at a special meeting of such holders and (c) adopted a resolution to elect not to be subject to any takeover law, including without limitation, those described in Section 2.7 above, that may purport to be applicable to or in connection with any of the Merger Agreements or any of the Transactions.

                  2.31 Enforceability and Status of the Contracts. Except as disclosed on Schedule 2.31, each contract, lease, insurance policy or other item listed in or set forth on or required to be listed in or set forth on any Exhibit or Schedule to this Agreement, including, without limitation,  Schedule 2.10,  Schedule 2.12(a),  Schedule 2.20, Schedule 2.22(a),
Schedule 2.22(b), Schedule 2.24(a) or Schedule 2.26 (collectively, the "Contracts"), is valid and enforceable and in full force and effect. There is no default under any of the Contracts, or any event which, with or without due notice or lapse of time or both, would constitute such a default, except as disclosed on Schedule 2.32 or where such default would not have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of CMB. CMB and each other party to any of the Contracts has fully paid and performed all of its obligations and duties accrued or due under all of the Contracts. True and complete copies of all of the Contracts, including, without limitation, all amendments thereto and modifications thereof, have been delivered or made available to Core prior to the date of this Agreement. None of the Contracts will be affected by, or terminate or lapse by reason of, any of the Merger Agreements or any of the Transactions.

                  2.32 Product Warranty. The aggregate expenses incurred by CMB, during the fiscal year ended December 31, 1994, for replacement or repair thereof or other damages based upon failure of such products to comply with the applicable warranties of CMB did not exceed $130,000. Except for any warranty, guaranty, or other indemnity implied by law, no product manufactured by CMB prior to the Closing Date is subject to any guaranty, warranty, or other indemnity, beyond the applicable terms and conditions of sale or lease as set forth in Schedule 2.32.

                  2.33 Product Liability. No person or entity has asserted any claim or has threatened to assert any claim, which, if successful, would result in a liability for CMB arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured by CMB prior to the Closing Date.

                  2.34 Disclosure. There is no fact or circumstance known to CMB which materially adversely affects, or which in the future may materially adversely affect, the business, prospects, assets, condition (financial or otherwise) or operations of CMB, which fact or circumstance has not been set forth in this Agreement or the Schedules to this Agreement. No representation or warranty by CMB in any of the Merger Agreements and no statement contained in any document, including, without limitation, the financial statements and disclosure schedules, certificate or other writing furnished or to be furnished by or on behalf of CMB pursuant to or in connection with any of the Merger Agreements or any of the Transactions contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

         3. Representations, Warranties and Covenants of Core. Core represents, warrants and covenants to CMB and the Shareholders, as of the date of this Agreement and through and including the Effective Date and the Closing Date, as follows:

                  3.1 Organization; Qualification. Core is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Core is duly qualified or licensed and is in good standing to do business in each jurisdiction in which the nature of the business conducted by it has made its qualification or licensing a legal requirement.

                  3.2 Authority Relative to the Merger Agreements.

                  (a) The Board of Directors of Core has approved the Merger Agreements (including the Promissory Notes) and the Transactions and has authorized the execution, delivery and performance of the Merger Agreements. No other corporate authorizations or proceedings on the part of Core or the Company are necessary to consummate any of the Transactions.

                  (b) Each of the Merger Agreements (including the Promissory Notes) to which Core is a party has been duly and validly executed and delivered by Core, and constitute valid and binding agreements of Core, enforceable against it in accordance with their respective terms.

                  (c) Core has the power and authority to enter into the Merger Agreements (including the Promissory Notes) and to consummate the Transactions.

                  (d) The Aggregate Merger Shares, upon their issuance in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and issued in compliance with applicable federal and state laws..

                  3.3 No Conflicts; Consents. Except as identified in Schedule 3.3, neither the execution and delivery of the Merger Agreements, nor the consummation of the Transactions, nor compliance by Core with any of the provisions of the Merger Agreements, will:

                  (a) violate any provision of the corporate charter or bylaws of Core or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Core or any of its properties or assets;

                  (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default under, or any event which, with or without due notice or lapse of time, or both, would constitute a default under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Core under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Core is a party, or by which Core or any of its properties or assets may be bound or affected, including, without limitation, any agreement, arrangement, document, policy or obligation disclosed or required to be disclosed in any of the Exhibits or Schedules to this Agreement; or

                  (c) require any consent, approval, authorization or permit of or from, or filing with or notification to, any Governmental Entity, except (i) filing articles and certificates of merger pursuant to the laws of any state,
(ii) filings required under the securities or blue sky laws of the various states, (iii) filings under the HSR Act, or (iv) consents, approvals, authorizations, permits, filings or notifications which, if not obtained or made, will not, individually or in the aggregate, have a material adverse effect on the Merger or the business, prospects, assets, properties or condition (financial or otherwise) of Core.

                  3.4 Capitalization. As of the date of this Agreement, the authorized capital stock of Core consists of 100,000 shares of preferred stock, $1.00 par value, of which none are outstanding, and 20,000,000 shares of common stock, $1.00 par value, of which 11,237,172 shares are issued and outstanding as of August 31, 1995 (including 1,410,160 shares which are Treasury Shares). All the outstanding shares of Core Capital Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

                  3.5 SEC Reports. Core has filed all forms, reports and documents required to be filed by Core with the Securities and Exchange Commission ("SEC") relating to periods ending on and after August 31, 1993 (collectively, "Core's SEC Reports"). Core's SEC Reports have complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act," and Securities Exchange Act of 1934, as amended (the "Exchange Act.") As of their respective dates, none of Core's SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Core has heretofore delivered to CMB, in the form filed with the SEC, those of Core's SEC Reports identified in the attached Schedule 3.5.

                  3.6 Disclosure Materials.

                  (a) Any information which is provided by Core about Core ("Core Disclosure Materials") to CMB for inclusion in the disclosure materials prepared by CMB pursuant to Section 4.5 will be true in all material respects.

                  (b) There is no fact or circumstance known to Core which materially adversely affects, or which in the future materially adversely affects, the business, prospects, assets or condition (financial or otherwise) or operations of Core, which fact or circumstance has not been set forth in this Agreement, the Schedules to this Agreement, or Core's SEC Reports or the Core Disclosure Materials. None of the information contained in the Core Disclosure Materials or any representation or warranty of Core in any of the Merger Agreements contains any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading in any material respect.

                  3.7 Finder's Fees. Except as set forth on Schedule 3.7, no broker, finder or other person or entity is entitled to any brokerage fee, commission or finder's fee in connection with any of the Merger Agreements or any of the Transactions on account of any actions or agreements of Core or any representatives of Core.

         4. Covenants of the Parties.

                  4.1 Due Diligence.  Prior to the date of this Agreement,  Core and its representatives have conducted a review of certain materials made available to them by or on behalf of CMB. From the date of this Agreement through the Closing Date, CMB and its officers, directors, employees and agents, has and will give to Core, its counsel, accountants and other authorized representatives, full access to all of CMB's assets, properties, personnel, technology and technical information, books of account, leases, agreements, commitments and records, and will furnish Core and its representatives with all such information concerning CMB as Core may request. No investigation by Core or any of its representatives will relieve CMB or any Shareholder from any liability under or in connection with any of the Merger Agreements or any of the Transactions or affect, in any manner, the representations, warranties, covenants or agreements of CMB under any of the Merger Agreements or any other term or condition of any of the Merger Agreements.

                  4.2 Acquisition Proposals.

                  (a) Neither CMB nor any of the Shareholders will, nor will CMB nor any of the Shareholders authorize or permit any officer, director or employee of or any investment banker, financial advisor, attorney or other advisor or representative of CMB or any Shareholder to, directly or indirectly,
(i) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined in subsection (c) below), (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) participate in any discussions or negotiations regarding, or furnish to any person or entity any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of this Section 4.2(a) by any employee, director or officer of CMB or any Shareholder or any investment banker, financial advisor, attorney or other advisor retained by CMB or any Shareholder, whether or not such person is purporting to act on behalf of CMB or any Shareholder or otherwise, will be deemed to be a breach of this Section 4.2(a) by CMB or such Shareholder.

                  (b) CMB and each of the Shareholders will promptly advise Core orally and in writing of any Acquisition Proposal or any inquiry with respect to, or which could lead to, any Acquisition Proposal, the terms and conditions of such inquiry or Acquisition Proposal (including financial) and the identity of the person or entity making any such Acquisition Proposal or inquiry. CMB and each of the Shareholders will keep Core fully informed of the status and details of any such Acquisition Proposal or inquiry.

                  (c) "Acquisition Proposal" means any proposal for a merger or other business combination involving CMB or to acquire in any manner, directly or indirectly, including, without limitation, through any reverse acquisition in which CMB is the acquirer in form, (i) a material equity interest in CMB, (ii) any material amount of any security of CMB that has power to vote, approve or consent to any corporate action or (iii) any assets of CMB that could not be sold by CMB in the ordinary course of business.

                  4.3 Supplemental Information and Documents. From time to time prior to the Closing Date, CMB and each of the Shareholders will deliver to Core supplemental or other information and documents concerning events, facts or circumstances subsequent to the date of this Agreement which could render any statement, representation, warranty, covenant or other agreement in any of the Merger Agreements or any information contained in any Exhibit or Schedule inaccurate or incomplete or which documents would have been required to have been delivered if existing prior to the date of this Agreement. The obligations of CMB and each of the Shareholders pursuant to this Section 4.3 will not limit or affect any right or remedy Core might otherwise have under any of the Merger Agreements or otherwise with respect to any such supplemental or other information or documents, including, without limitation pursuant to Section 5 or
Section 7 below. CMB and each of the Shareholders will cooperate, and will cause its employees to cooperate, with Core and all of its representatives with respect to making available all information requested by Core and its representatives.

                  4.4 Filings. If required, the parties have filed or will file, as applicable, with the United States Department of Justice (the "Department") and the Federal Trade Commission (the "FTC") notifications with respect to this Agreement and the Merger pursuant to the HSR Act. The parties will promptly comply with any request by the Department or the FTC for additional documents or information. The parties will prepare and give or make any necessary notices or filings under any other federal, state, local, foreign or other laws, rules and regulations which may be required in connection with any of the Merger Agreements or any of the Transactions.

                  4.5 Private Placement Information, Registration of Merger Shares.

                  (a) Core, at its expense, shall prepare a private placement memorandum or similar document (the "PPM") and shall deliver the PPM to CMB for delivery to the Shareholders prior to the Closing. Core will include in the PPM copies of any of Core's SEC Reports described in Rule 502(b)(2)(ii)(B) and (C) of Regulation D under the Securities Act, which have not previously been provided to the Shareholders, and such other information concerning Core, its business and assets and Merger Shares as Core deems necessary or appropriate (such SEC Reports and other information being referred to as the "Core PPM Information"). CMB shall have exclusive responsibility for preparing, or causing its counsel to prepare, and delivering to Core in writing for inclusion in the PPM all other information to be included in the PPM (the "CMB PPM Information"), for the accuracy and completeness of the CMB PPM Information and for the timely delivery of the PPM to Shareholders of CMB.

                  (b) Core, at its expense, shall prepare and, on or before January 31, 1996, file with the SEC a Registration Statement (the "Registration Statement") on Form S-3, or other appropriate form, for the offering and sales on a delayed or continuous basis pursuant to Rule 415 under the Securities Act by the Shareholders of the Merger Shares to be issued to the Shareholders in the Merger. The section of the Registration Statement entitled "Plan of Distribution" shall be prepared in accordance with the requirements of Item 508 of Regulation S-K promulgated under the Securities Act. Notwithstanding any other provision of this Agreement or the "Plan of Distribution" contained in the Registration Statement, the selling Shareholders shall agree to limitations on resale set forth in Section 2(d) of the Standstill Agreement (as defined in Section 5.1 (n-1) hereof; provided, however, that the foregoing restriction shall not apply to and shall not be taken into account for purposes of determining whether any other transfer complies with the foregoing restriction
(i) any transfer by will or the laws of intestacy, (ii) any transfer by a trust which is a Shareholder to the beneficiaries of such trust, (iii) any transfer by a Shareholder to another Shareholder, (iv) any transfer by a Shareholder to such Shareholders' or lineal descendants of such Shareholder or (v) any transfer by a Shareholder to a trust of the beneficial interests in which are owned by one or more of the members of the group consisting of the Shareholder and the individuals described in the preceding clause (iv). Core will have exclusive responsibility for the preparation, filing, accuracy, and completeness of the Registration Statement, and any amendments or supplements thereto except as to information therein and any amendments or supplements thereto, that the Shareholders shall have furnished in writing to Core expressly for inclusion in the Registration Statement or any amendment or supplement thereto. Core shall furnish to the 'Shareholders, for their review and comment, copies of the Registration Statement and any amendment or supplement thereto, in the forms proposed to be filed by Core, not less than five business days prior to the filing thereof with the SEC, and the Shareholders shall advise Core in writing of any recommended changes to the Registration Statement or any amendment or supplement thereto within three business days following receipt of such documents from Core. Core will furnish to the Shareholders, copies of the Registration Statement, any prospectus relating to the Registration Statement (as amended or supplemented from time to time, a "Prospectus"), and any amendments or supplements thereto, in the forms filed, immediately upon the filing of such documents with the SEC, together with any other documents that the Shareholders reasonably request in order to facilitate the disposition of the Merger Shares registered pursuant to the Registration Statement. Core shall use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and shall make available to the Shareholders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the Registration Statement, an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act; provided, however, that Core shall be deemed to have complied with this sentence if it has complied with Rule 158 promulgated under the Securities Act.

                  (c) Core will use its reasonable best efforts to respond to any comments of the SEC with respect to the Registration Statement and to cause the Registration Statement to become effective by January 31, 1996 or as soon as possible thereafter, but in no event shall such Registration Statement not be effective by May 31, 1996. CMB and Core shall cooperate with each other and provide to each other in writing all information necessary in order to prepare the

PPM and the Registration Statement and shall each provide promptly to the other party in writing any information that such party may obtain that could necessitate amending any such document. Core will notify the Shareholders promptly of the receipt of any comments from the SEC or its staff or any other government official and of any requests by the SEC or its staff or any other government official for any amendment or supplement to the Registration Statement or for additional information and will supply the Shareholders with copies of all correspondence between Core or any of its representatives, on the one hand, and the SEC or its staff or any other government official, on the other hand, with respect thereto.

                  (d) Core covenants that the PPM, the Registration Statement, each Prospectus, and any amendment or supplement thereto (other than the CMB PPM Information and any information that CMB, any Shareholder, or any of their respective representatives shall have furnished in writing to Core expressly for inclusion in any such document) (A) will comply in all material respects with the Securities Act and the Exchange Act and (B) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

                  (e) CMB and each of the Principal Shareholders covenant that the CMB PPM Information and the information supplied or to be supplied in writing to Core by CMB or any of its representatives or the Shareholders expressly for inclusion in the Registration Statement, each Prospectus, and any amendment or supplement thereto, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (f) Each Shareholder, as a condition to the inclusion in the Registration Statement of the Merger Shares to be issued to such Shareholder in the Merger, hereby covenants that the information supplied or to be supplied in writing to Core by such Shareholder or any of his or her representatives expressly for inclusion in the Registration Statement, each Prospectus, and any amendment or supplement thereto, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (g) Until the first to occur of (i) the expiration of three years after the Closing Date, and (ii) the sale of all Merger Shares covered by the Registration Statement, Core shall promptly prepare and file with the SEC any amendments, post-effective amendments, and supplements to the Registration Statement or each Prospectus and shall use its reasonable best efforts to take all actions that are necessary or appropriate to keep the Registration Statement effective and current and to comply with the provisions of the Securities Act with respect to the disposition of all Merger Shares covered by the Registration Statement. If the Registration Statement as from time to time in effect includes an untrue statement of a material fact or fails to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or if a post-effective amendment to the

Registration Statement or a supplement to any Prospectus relating to the Registration Statement is required, Core shall immediately notify each Shareholder and shall promptly prepare and file with the SEC and furnish to each Shareholder a supplement or amendment to the Registration Statement or the Prospectus included therein so that, as thereafter delivered to purchasers of the Shareholders' shares of Merger Shares covered by the Registration Statement, such Prospectus will not contain any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances then existing.

                  (h) Core shall notify each Shareholder immediately upon (i) the effectiveness of the Registration Statement, (ii) the issuance or threatened issuance of any stop order or other order preventing or suspending the use of any Prospectus, (iii) any suspension or threatened suspension of the use of any Prospectus in any state, (iv) any proceedings commenced or threatened to be commenced by the SEC or any state securities commission that would result in the issuance of such stop order or other order preventing or suspending the use of any Prospectus, or (v) any request by the SEC to supplement or amend any Prospectus after the effectiveness of the Registration Statement. Core shall use its reasonable best efforts to prevent or promptly remove any stop order or other order preventing or suspending the use of any Prospectus and to comply with any such request by the SEC to amend or supplement such Prospectus.

                  (i) Core shall use its reasonable best efforts by January 31, 1996, or as soon as possible thereafter, but in no event later than May 31, 1996, to qualify the Merger Shares to be issued and delivered to the Shareholders in the Merger for resale by the Shareholders under the securities or blue-sky laws of the State of California and use its reasonable best efforts by January 31, 1996, or as soon as possible thereafter, but in no event later than May 31, 1996, to cause all of the Merger Shares to be issued and delivered to the Shareholders in the Merger to be listed on the New York Stock Exchange.

                  (j) Core shall be responsible for all expenses incurred by Core in complying with this Section 4.5, including all registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel for Core, applicable blue-sky fees and expenses, and the expense of any special audits incident to or required by the registration contemplated hereby.

                  (k) Core shall file with the SEC in a timely manner all reports and other documents required to be filed by Core under the Securities Act and the Exchange Act.

                  (l) Core's obligations under this Section 4.5 with respect to registration of Merger Shares shall be conditioned upon each Shareholder's compliance with the following:

                           (i) The Shareholder shall cooperate with Core in connection with the preparation of the Registration Statement, and for so long as Core is obligated to keep a Registration Statement effective, the Shareholder will provide to Core, in writing, for use in the Registration Statement, reasonably promptly after a request by Core, all information relating to the Selling Shareholder as may be necessary to enable Core to prepare the Registration Statement and to maintain the currency and effectiveness thereof.

                           (ii) The Shareholder shall permit Core and its representatives and agents to examine such documents and records and shall supply such information relating to the Shareholder as they may reasonably request in connection with the offering or other distribution of the Merger Shares registered pursuant to the Registration Statement in which the Shareholder proposes to participate.

                           (iii) During such time as the Shareholder may be engaged in a distribution of the Merger Shares registered pursuant to the Registration Statement, the Shareholder will comply with all applicable laws including Rules 10b-6 and 10b-7 promulgated under the Exchange Act and pursuant thereto will, among other things: (A) not engage in any stabilization activity in connection with the securities of Core in contravention of such rules; (B) distribute the Merger Shares registered pursuant to the Registration Statement owned by such selling Shareholder solely in the manner described in the Registration Statement; (C) cause to be furnished to each agent or broker-dealer, to or through whom the Merger Shares registered pursuant to the Registration Statement owned by such Shareholder may be offered, or to the offeree if an offer is made directly by the Shareholder, such copies of each Prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by applicable stock exchange rules, or law; and (D) not bid for or purchase any securities of Core or attempt to induce any person to purchase any securities of Core in any manner prohibited under the Exchange Act.

                  (m) Core shall indemnify, defend, and hold harmless each selling Shareholder, and each underwriting and selling broker of any of the Merger Shares that is the subject of the Registration Statement, and each other Person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Shareholder Indemnified Parties"), against any losses, claims, damages, or liabilities (collectively, "Losses"), joint or several, to which any Shareholder Indemnified Party may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the PPM, the Registration Statement or a Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Core will not indemnify or hold harmless any Shareholder Indemnified Party from or against such Losses if the untrue statement, omission or allegation thereof upon which such Losses are based (x) was in the CMB PPM Information or was made in reliance upon and in conformity with written information provided by CMB or any Shareholder Indemnified Party or their respective representatives specifically for use or inclusion in the PPM, the Registration Statement or any Prospectus, or (y) was made in any Prospectus used after such time as Core provided notice to such Shareholder pursuant to Section 4.5(e), or (z) was made in any Prospectus used after such time as the obligation of Core hereunder to keep the Registration Statement effective and current has expired or been suspended hereunder. Core shall promptly reimburse each Shareholder Indemnified Party for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such Losses or actions in respect thereof. The procedures for indemnification shall be as provided in Article 6 hereof.

                  (n) Notwithstanding anything in this Agreement to the contrary, nothing in this Section 4.5 shall be deemed to commit, require or in any way obligate the Shareholders, or any one of them, to transfer, sell or otherwise distribute all or any part of the Merger Shares to be issued to the Shareholders in the Merger.

                  4.6 Compliance with the Securities Act. CMB will obtain a written agreement from each current director, officer and holder of five percent or more of the CMB Capital Stock or of the total equity in CMB, in a form reasonably acceptable to Core, that such person will not sell or in any other way reduce such person's risk relative to any shares of the Core Common Stock received in connection with the Merger, until the end of the three months from the Closing Date or the date the 5-3 registration contemplated by Section 4.5 is effective. CMB will deliver such written agreements to Core on or prior to the Closing.

                  4.7 Certain Litigation. CMB will give Core the opportunity to participate in the defense or settlement of any litigation against CMB or its officers or directors relating to any of the Merger Agreements or any of the Transactions; provided, however, that no settlement will be agreed to without Core's written consent, which will not be unreasonably withheld.

                  4.8 Real Estate. As of a date prior to the Effective Date, CMB shall cause the building and land used by it in its operations (the "Real Estate") to be transferred to an entity owned by the Shareholders; and, as of the Effective Date, the Real Estate shall be leased to a subsidiary of Core pursuant to a lease in the form of the attached Exhibit 4.8 (the "Lease").

                  4.9  Shareholders   Debt.  CMB's  total  indebtedness  to  the
Shareholders as of the Effective Date (the "Shareholders Debt") will be paid by Core at the Closing.

                  4.10 Shareholder Distributions. An amount equal to the Shareholders' accrued income tax liability arising from CMB's earnings from January 1, 1995 through the Effective Date (which is estimated by CMB to be $200,000 by such date) and an amount equal to CMB's Accumulated Adjustments Accounts account as defined in Section 1368(e)(i) of the Internal Revenue Code of 1986, as amended, (which is estimated by CMB to be $500,000) will be distributed by CMB to the Shareholders prior to the Closing; provided, however, that such accrued income tax liability shall be determined by CMB on a basis consistent with prior periods.

                  4.11 Certain Fees. Core shall be responsible for and pay up to $750,000, for broker fees incurred by CMB and up to $500,000 to John Brewer for services rendered. Such amounts will be payable by Core at Closing unless different arrangements are negotiated by Core with the applicable broker or John Brewer, as the case may be.

                  4.12 Best Efforts. Subject to the terms and conditions in this Agreement, each party will use its best efforts to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, all of the terms and conditions of the Merger Agreements and the Transactions, including, without limitation, the obtaining of all consents, authorizations, orders and approvals of any third party, whether private or governmental, required in connection with such party's execution, delivery or performance of the Merger Agreements and the Transactions, and the satisfaction of all other conditions to the Closing set forth in Section 5, and each party will cooperate with the other in all of the foregoing. The parties will use their best efforts to consummate and make effective the Transactions as soon as practicable following satisfaction of the conditions to the Closing set forth in Section 5.

         5. Conditions to Closing.

                  5.1   Conditions   Precedent  to   Obligations  of  Core.  The
obligations of Core under this Agreement are subject to the satisfaction of the following conditions at or prior to the Closing Date:

                  (a) No action or proceeding will have been instituted or threatened against CMB which materially affects or may materially affect its business, prospects, assets, properties or condition (financial or otherwise). No action or proceeding will have been instituted or threatened by any Governmental Entity or other person or entity before any court, arbitrator or Governmental Entity to restrain, prevent, condition or obtain material damages in respect of any of the Merger Agreements or any of the Transactions, which, in the opinion of Core, makes it inadvisable to consummate such Transactions.

                  (b) All actions, undertakings, covenants or agreements required pursuant to any of the Merger Agreements to be performed by CMB or the Shareholders on or prior to the Closing Date have been so performed or complied with in all material respects.

                  (c) All representations and warranties made by CMB or the Shareholders in any of the Merger Agreements are true and correct in all material respects at and as of the Effective Date and the Closing Date, with the same force and effect as though such representations and warranties had been made at and as of the Effective Date and the Closing Date, except as expressly permitted by this Agreement or as otherwise agreed to in writing by Core, and Core will not have discovered any material error, misstatement or omission in any of such representations or warranties. The President of CMB will deliver to Core a Certificate, dated as of the Closing Date, signed by him, certifying as to the matters covered by this Sections 5.1(b) and (c).

                  (d) All actions required to be taken by or on the part of CMB to authorize the execution, delivery and performance of the Merger Agreements by CMB and the consummation of the Transactions will have been duly and validly taken by the Board of Directors and shareholders of CMB, and Core will have received copies of the resolutions evidencing such authorization certified by the Secretary of CMB.

                  (e) Core will have received from Cooper, White & Cooper, counsel to CMB, an opinion in the form of Exhibit 5.1(e).

                  (f) All courts of law, Governmental Entities and other third parties, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation or under any contract, commitment or other agreement of CMB, for the consummation by CMB of the Transactions, will have consented to, authorized, permitted or approved such Transactions.

                  (g) The holders of not more than 10% of CMB Capital Stock will have perfected statutory appraisal, dissenters' or similar rights to which such holders may be entitled under applicable law in connection with the Merger.

                  (h) The Merger Agreements and the Transactions will have been approved by the holders of the CMB Capital Stock in accordance with CMB's Articles of Incorporation, Bylaws and applicable law.

                  (i) CMB will have furnished Core with such certificates of its officers or others and with such other documents to evidence fulfillment of the conditions set forth in this Section 5.1 as Core may reasonably request.

                  (j) CMB will have obtained from each person or entity who is described in Section 4.6 the written agreement provided for in such Section.

                  (k) CMB will have executed and delivered all other documents reasonably requested by Core or otherwise necessary or appropriate for the consummation of any of the Transactions, including, without limitation, all documents required to be executed and/or delivered by or on behalf of CMB at or prior to the Closing pursuant to this Agreement.

                  (l) Core's subsidiary will have entered into the Lease, and Core will have executed and delivered to the landlord Core's Guarantee of certain tenant obligations thereunder.

                  (m) There has been no adverse change in the business, prospects, operations or condition (financial or otherwise) of CMB or any event, condition, occurrence, action taken or omission made which, either individually or in the aggregate, might adversely affect the business, prospects, operations or condition (financial or otherwise) of CMB.

                  (n) Each of the Shareholders will have entered into with Core a Standstill Agreement in the form of Exhibit 5.1(p)-1 (the "Standstill Agreement") and a Confidentiality and Noncompete Agreement in the form of
Exhibit 5.1(p)-2 (the "Noncompete Agreement").

                  (o) The Shareholders Debt does not exceed $2,984,089.

                  5.2   Conditions   Precedent  to   Obligations   of  CMB.  The
obligations of CMB under this Agreement are subject to the satisfaction of the following conditions at or prior to the Closing Date:

                  (a) No action or proceeding will have been instituted or threatened against Core which materially affects or may materially affect its business, prospects, assets, properties or condition (financial or otherwise). No action or proceeding will have been instituted or threatened by any Governmental Entity or other person or entity before any court, arbitrator or Governmental Entity to restrain, prevent, condition or obtain material damages in respect of any of the Merger Agreements or any of the Transactions, which, in the opinion of CMB, makes it inadvisable to consummate such Transactions.

                  (b) All actions, undertakings, covenants or agreements required pursuant to any of the Merger Agreements to be performed by Core on or prior to the Closing Date have been so performed or complied with in all material respects.

                  (c) All representations and warranties made by Core in any of the Merger Agreements are true and correct in all material respects at and as of the Effective Date and the Closing Date, with the same force and effect as though such representations and warranties had been made at and as of the Effective Date and the Closing Date, except as expressly permitted by this Agreement or as otherwise agreed to in writing by CMB, and CMB will not have discovered any material error, misstatement or omission in any of such representations or warranties. An officer of Core will deliver to CMB a Certificate, dated as of the Closing Date, signed by him or her, certifying as to the matters covered by Sections 5.2(b) and (c).

                  (d) All action required to be taken by or on the part of Core to authorize the execution, delivery and performance of the Merger Agreements by Core and the consummation of the Transactions will have been duly and validly taken by the Board of Directors of Core, and CMB will have received copies of the resolutions evidencing such authorization certified by the Secretary of Core.

                  (e) The Shareholders Debt will have been paid in immediately available funds.

                  (f) CMB will have received from Honigman Miller Schwartz and Cohn, counsel to Core, an opinion in the form of Exhibit 5.2(f).

                  (g) All courts of law, Governmental Entities and other third parties, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation or under any contract, commitment or other agreement of Core and Core, for the consummation by Core and Core of the Transactions, will have consented to, authorized, permitted or approved such Transactions.

                  (h) Core will have furnished CMB with such certificates of its
officers  and  with  such  other  documents  to  evidence   fulfillment  of  the
obligations set forth in this Section 5.2 as CMB may reasonably request.

                  (i) Core will have executed and delivered all other documents reasonably requested by CMB or otherwise necessary or appropriate for the consummation of any of the Transactions, including, without limitation, all documents required to be executed and/or delivered by or on behalf of Core at or prior to the Closing pursuant to this Agreement.

                  (j)  There  has  been  no  adverse  change  in  the  business, prospects, operations or condition (financial or otherwise) of Core or any event, condition, occurrence, action taken or omission made which, either individually or in the aggregate, might adversely affect the business, prospects, operations or condition (financial or otherwise) of Core.

                  (k) Core will have entered into a Standstill Agreement with each Shareholder and Core will have entered into a Noncompete Agreement with each Shareholder.

                  5.3 Conditions Precedent to Obligations of Each Party. The respective obligations of each party to effect the Merger are subject to the satisfaction of the following conditions at or prior to the Closing:

                  (a) The issuance and potential issuance of any shares of Core Common Stock in connection with the Merger will have been registered or exempt under applicable law, including, without limitation, the Securities Act, the Exchange Act, and all other applicable state securities and blue sky laws.

                  (b) The waiting period applicable to the consummation of the Merger under the HSR Act will have expired or been terminated, if the HSR is applicable in connection with the Merger.

                  (c) No final, nonappealable injunction or other order by any Governmental Entity which prevents the consummation of the Merger will have been issued and remain in effect.

         6. Indemnification.

                  6.1 Indemnifiable Losses. During the period following the Closing Date, the Principal Shareholders, on the one hand, and, Core, on the other hand (each referred to as an "Indemnitor") will, jointly and severally, indemnify Core, in the case of the Principal Shareholders, and the Shareholders, in the case of Core, and its or their respective directors, officers, advisers, subsidiaries (including CMB Acquisition, Inc., in the case of indemnification by the Principal Shareholders), affiliates, agents, successors and assigns (collectively, the "Indemnitees"), and save and hold the Indemnitees harmless from and against any damage, liability, loss, claim, cost, debt, expense, obligation, tax, assessment, lawsuit or deficiency of any kind or nature, fixed, actual, accrued or contingent, liquidated or unliquidated, including, without limitation, attorneys' fees and other actual costs and expenses incident to proceedings or investigations or the defense of any of the foregoing, whether or not litigation has commenced (each, a "Loss") arising out of, resulting from or relating to:

                  (a) any breach of any representation or warranty of such Indemnitor in any of the Merger Agreements, as of the date of this Agreement, and through and including the Effective Date and the Closing Date;

                  (b) any failure of such Indemnitor to duly perform or observe any term, provision, covenant or agreement to be performed or observed by such Indemnitor pursuant to any of the Merger Agreements;

                  (c) only as to the Principal Shareholders as Indemnitors and Core as the Indemnitee, (i) any action, proceeding, event or circumstances set forth on Schedule 2.28; (ii) aggregate expenses, incurred from and after the Effective Date for replacement or repair of products invoiced by CMB prior to the Closing Date or other damages based upon the failure of such products to comply with the applicable warranties of CMB ("Product Warranty Expenses"), in excess of $220,000 in either of the first two years following the Closing Date; provided, however, that any amounts paid in respect of a given year pursuant to
(iii) of this Section 6.1(c) shall be deducted from any amounts otherwise payable pursuant to section 6.1(c)(ii) for such year; (iii) any expenses arising from or related to the matter described at item 1 of Schedule 2.16 (the "Colorado Springs Project"), to the extent of the lesser of (A) the amount of such expenses, or (B) the excess of the amount of Product Warranty Expenses (including those relating to the Colorado Springs Project) over $110,000, in either of the first two years following the Closing Date; (iv) any liabilities or obligations arising from or related to the lease, described at item 3 of
Schedule 2.10, for any period after December 31, 1995; and (v) any liabilities or obligations arising from or related to the plans described at item 1(a) and
(b) of Schedule 2.24.

                  (d) only as to the Principal Shareholders as Indemnitors and Core as the Indemnitee, except as set forth on Schedule 6.1(d), any severance, termination or similar costs or expenses paid or payable by the Surviving
Corporation to any director, officer, employee, agent, representative or independent contractor of CMB, which costs or expenses arise in connection with any act taken, omission made or agreement or arrangement entered into, or committed to be entered into, by or on behalf of CMB;

                  (e) only as to the Principal Shareholders as Indemnitors and Core as the Indemnitee, (i) any claim by any purported holder of any of the CMB Capital Stock or of any option, whether exercised or unexercised, or any right to convert into or to acquire any shares of the CMB Capital Stock, to any amounts with respect thereto greater than the payments, if any, to which such purported holder is entitled pursuant to Section 1.2 or 1.7 of this Agreement or as to the treatment of any such holder; or (ii) any claim, loss, damage, costs, expenses or liabilities as a result of any Hazardous Materials on, over, under, from or affecting, as of or prior to the Closing Date, the Property or the soil, water, vegetation, persons or animals thereon or thereabout, including without limitation, any related personal injury (including wrongful death) or property damage or any lawsuit brought or threatened, settlement reached or government order relating to any such Hazardous Material and/or any violation of any Environmental Laws; and

                  (f)  only as to Core as  Indemnitor  and the  Shareholders  as
Indemnitees:

                           (i) any income tax liability of CMB and the Shareholders arising during the period from the Effective Date to the Closing Date, from sales of CMB in respect of the Business during such period; provided, however, that, for purposes of Core's indemnity obligations hereunder, any such tax liability shall be calculated in accordance with, and limited by, the CMB accrual rates for taxes which have been disclosed in writing by CMB to Core; and

                           (ii) any claim, loss, damage, costs, expenses or liabilities as a result of any Hazardous Materials on, over, under, from or affecting the Property or the soil, water, vegetation, persons or animals thereon or thereabout, subsequent to the Closing Date, including without limitation, any related personal injury (including wrongful death) or property damage or any lawsuit brought or threatened, settlement reached or government order relating to any such Hazardous Material and/or any related violation of any Environmental Laws by Core; provided, however, that such Hazardous Materials, and/or any related violation of any Environmental Laws, arise from the operation of the Business by Core subsequent to the Closing Date.

                  6.2 Claim Procedure for Indemnitee Claims.

                  (a) If an Indemnitee has any claim against the Indemnitors pursuant to any of the Merger Agreements for which it seeks a remedy under this
Article  6,  it  will  give  written   notice  thereof  to  Core  or  the  agent
representative selected by the Principal Shareholders (the "Shareholders Agent"), as the case may be, including in such notice a brief description of the facts upon which such claim is based and, to the extent known, the amount thereof; provided, that the failure to give any such notice will not affect the Indemnitee's right to obtain indemnity therefor to the extent that such failure does not materially prejudice the Indemnitor.

                  (b) If, after the amount of the claim is specified by the Indemnitee, the Indemnitor objects to any such claim, it may give written notice to the Indemnitee within 10 Business Days, defined in subsection (c), of the later of (i) receipt of the Indemnitee's notice of claim or (ii) the specification by the Indemnitee of the amount of the claim, advising the Indemnitee of its objection. If no such notice is timely received from the Indemnitor by the Indemnitee, the Indemnitee will be entitled to payment in the amount of the Loss arising out of the claim specified in its notice of claim. If the Indemnitor advises the Indemnitee within such period that it objects to the claim, the Indemnitee and the Indemnitor will promptly meet and use their best efforts to settle the dispute in writing. If the Indemnitee and the Indemnitor are unable to reach agreement within thirty days after the Indemnitor objects to the claim, then the Indemnitee may pursue its or his legal remedies as' to the disputed portion of such claim.

                  (c) A "Business Day" will mean any day, other than a Saturday, Sunday or other day on which NBD Bank, N.A., in Detroit, Michigan, or its successor, is not open for business.

                  6.3 Claim Procedure for Third Party Claims. If a claim by a third party is made against an Indemnitee for which the Indemnitee is entitled to indemnification under this Article 6, the Indemnitee will notify the Indemnitor in writing of such claim. Such notice will set forth such information with respect to such claim as is then known by the Indemnitee. As long as the Indemnitee proceeds in good faith, the Indemnitee will have the right, but not the obligation, to undertake to conduct, control, defend, settle and/or compromise any such claim through counsel of its own choosing, at its exclusive discretion and may recover its Losses as provided in this Article 6, and the Indemnitor will cooperate fully with the Indemnitee in connection therewith.

                  6.4 Limitations. The following limitations shall apply with respect to the Indemnitor's obligations arising under Section 6.1:

                  (a) the Indemnitor shall have no obligations under Section 6.1 until the aggregate amount of all claims to which indemnification is sought thereunder exceeds $25,000;

                  (b) except as provided in this Section 6.4, the liability of the Principal Shareholders, on the one hand, in the aggregate and Core, on the other, (i) pursuant to Section 6.1, shall not exceed the sum of $3,000,000; and
(ii) pursuant to Sections 6.1(c)(i), 6.1(e)(ii) and 6.1 (f)(ii), or for any breach or inaccuracy of Section 2.28, shall not exceed the amount of the Merger Consideration reduced in the case of the Principal Shareholders, on the one hand, and Core, on the other, as Indemnitor, by any amount paid by the landlord or tenant, respectively, under the Lease with respect to any indemnification of the tenant or landlord, respectively, under Sections 10.2, 10.4 or 10.5 and
Section 10.7, respectively, of the Lease;

                  (c) the Indemnitor shall have no obligations under Section 6.1 as to any claim thereunder which is not asserted in writing within two years of the Closing Date; and

                  (d) notwithstanding anything herein to the contrary, the limitations set forth in (i) Section 6.4(b)(i) and (c) hereof shall not apply to claims which arise from the breach or inaccuracy of any representation or warranty set forth in Sections 2.4, 2.5, 2.9(a), 2.13, 2.18, 3.2, 3.5 or 3.6
hereof or which involve fraud or intentional misrepresentation on the part of Indemnitor; and (ii) in Section 6.4(c) hereof shall not apply to claims which are brought under Section 6.1(c)(i), Section 6.1(e)(i) or Section 6.1(f)(ii) or which arise from the breach or inaccuracy of any representation or warranty set forth in Section 2.28 hereof.

         7. Termination; Amendment.

                  7.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date, whether before or after approval of the Merger by the Shareholders, as follows:

                  (a) by mutual written consent of Core and CMB, properly authorized by their respective Boards of Directors; or

                  (b) by Core or CMB (i) if the Closing has not occurred on or prior to January 31, 1996, unless the failure of such occurrence is due to the failure of the party seeking to terminate this Agreement pursuant to this
Section 7.1(b) to perform or observe the representations, warranties, covenants, conditions and agreements to be performed or observed by it on or before the Closing Date; or (ii) if this Agreement is not approved by the requisite vote of the Shareholders; provided, however, that CMB will be entitled to terminate this Agreement on this basis only if it has fully complied with the provisions of this Agreement; or

                  (c) by Core (i) if at the time of such termination there has occurred or arisen any change as described in Section 2.19(e) or (f), or (ii) if there has been any breach in any material respect of any representation, warranty, covenant or obligation of CMB under any of the Merger Agreements and such breach has not been remedied within 5 Business Days after receipt by CMB of notice in writing from Core specifying the nature of such breach and requesting that it be remedied; or

                  (d) by CMB, if there has been any breach in any material respect of any representation, warranty, covenant or obligation of Core under any of the Merger Agreements and such breach has not been remedied within 5 Business Days after receipt by Core of notice in writing from CMB specifying the nature of such breach and requesting that it be remedied; or

                  (e) by Core, if CMB fails to recommend, or withdraws or modifies in a manner adverse to Core its recommendation, to CMB's shareholders to approve any of the Merger Agreements or any of the Transactions; or

                  (f) by Core, if any person, corporation, partnership or other entity or "group" (as defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) other than Core or any of its affiliates or a group of which CMB or any of such Affiliates is a member, becomes the "beneficial owner" (as defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 25% of the then outstanding shares of CMB Common Stock.

                  7.2 Effect of Termination. In the event of termination of this Agreement pursuant to Sections 7.1(a) or (b) (subject to the limitation), no party will have any liability or further obligation to the other party, except as provided in Section 9.10. Any termination pursuant to the other provisions of
Section 7.1 will not affect the terminating party's right to pursue all remedies available under applicable law arising from the other party's misrepresentation, breach or failure to satisfy the conditions as provided in any of the Merger Agreements.

                  7.3 Amendment, Waiver, Etc. Subject to applicable law and this
Section 7.3, at any time prior to the consummation of the Merger, whether before or after approval of the Transactions by the Shareholders, CMB and Core may, by action authorized by their respective Boards of Directors, (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other person or entity, (c) waive any inaccuracies in the representations or warranties contained in any of the Merger Agreements, or (d) waive compliance with any of the agreements or conditions contained in Section
5. This Agreement may not be amended except by a writing signed by all of the parties by persons authorized to execute such writing. Any agreement of a party to any extension or waiver will be valid only if set forth in a writing signed on behalf of such party by a person authorized to execute such writing, but any waiver or failure to insist on strict compliance with any obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         8. Closing. On the Closing Date, the parties will take such actions and execute and deliver such documents as are described in this Agreement, including, without limitation, in this Section 8, and will take such further actions and execute and deliver such other documents as the other party may reasonably request or as otherwise necessary or appropriate for the consummation of any of the Transactions.

                  8.1 Deliveries by Core. Core will execute and/or deliver or cause to be executed and/or delivered:

                  (a) Articles and/or Certificates of Merger to be filed in respect of the Merger;

                  (b) officers' certificates as provided in Section 5.2(c);

                  (c) an opinion of counsel as provided in Section 5.2(f);

                  (d) a Registration and Standstill Agreement between Core and each Shareholder;

                  (e) a Noncompete Agreement with each Shareholder;

                  (f)  the  Merger   Consideration  and  the  repayment  of  the
Shareholders' Debt, as provided in this Agreement; and

                  (g) evidence of the payment by Core of the amounts required by
Section 4.11.

                  8.2 Deliveries by CMB. CMB will execute and/or deliver or cause to be executed and/or delivered:

                  (a) Articles and/or Certificates of Merger to be filed in respect of the Merger;

                  (b) certified Articles of Incorporation with respect to CMB;

                  (c) good standing certificates with respect to CMB;

                  (d) resignations, in form and substance acceptable to Core, of the directors and officers of CMB;

                  (e) a certificate of the Secretary of CMB in such form and substance as Core may request relating to bylaws, resolutions, incumbency of officers and such other matters as Core may reasonably request;

                  (f) officers' certificates as provided in Section 5.1(c);

                  (g) an opinion of counsel as provided in Section 5.1(e);

                  (h) a Standstill Agreement between each Shareholder and Core; and

                  (i) a Noncompete Agreement between each Shareholder and Core.

         9. Miscellaneous.

                  9.1 Shareholders' Agent.

                  (a) The Shareholders will be represented under the Merger Agreements by the Shareholders' Agent. By voting for the Merger and/or accepting any of the Merger Consideration, each of the Shareholders, and by execution and delivery of this Agreement, CMB, irrevocably constitutes and appoints the Shareholder's Agent as the true and lawful agent and attorney-in-fact of the Shareholders to act on their behalf as provided in this Agreement, including, without limitation, to take any action deemed by it necessary or appropriate to carry out the provisions of, and to determine the rights of the Shareholders under, any of the Merger Agreements. The Shareholders' Agent is so designated as the sole and exclusive agent of the Shareholders for all purposes related to any of the Merger Agreements or any of the Transactions, including, without limitation, (i) service of process upon any of the Shareholders, (ii) receipt of all notices on behalf of any of the Shareholders and (iii) representation of any of the Shareholders with respect to the Merger or any litigation, arbitration or other transaction contemplated by any of the Merger Agreements, including, without limitation, the defense, settlement or compromise of any claim, action or proceeding for which any Shareholder may be obligated to indemnify any Indemnitee pursuant to Section 6 of this Agreement or which may be brought against any Shareholder to enforce such indemnity, and the Shareholders may act, and by voting for the

Merger  and/or  accepting  any  of  the  Merger   Consideration,   each  of  the
Shareholders agrees that it will act, only through the Shareholder's Agent.

                  (b) Upon the Closing and thereafter, the Surviving Corporation will be entitled to rely on the Shareholders' Agent's authority as the agent of the Shareholders for all purposes under or in connection with any of the Merger Agreements or any of the Transactions and will have no liability for any such reliance.

                  (c) The Shareholders may not revoke the authority of the Shareholders' Agent unless the Shareholders' Agent notifies Core at least 60 days in advance of such revocation and appoints a new Shareholders' Agent to serve in its place.

                  (d) By voting for the Merger and/or accepting any of the Merger Consideration, each Shareholder hereby ratifies and confirms, and hereby agrees to ratify and confirm, any action taken by the Shareholders' Agent in the exercise of the power-of-attorney granted to the Shareholders' Agent pursuant to this Section 9.1, which power-of-attorney is irrevocable and will survive the death, incapacity or incompetence of such Shareholders.

                  (e) The Shareholders' Agent (i) will not be liable to any of the Shareholders for any action taken in accordance with the written consent of the Shareholders who, prior to the Merger, owned a majority of the shares of the CMB Capital Stock, or for any error of judgment, act done or omitted by it in good faith or mistake of fact or law unless caused by its own gross negligence or willful misconduct; (ii) will be entitled to treat as genuine any letter or other document furnished by Core or any Shareholder to be genuine and to have been signed and presented by the proper party or parties; and (iii) will be reimbursed by the Shareholders for counsel fees and other out-of-pocket expenses incurred by it in connection with any of the Merger Agreements.

                  (f) The Shareholders' Agent may be removed by a majority vote or consent of the Shareholders on the basis of the CMB Capital Stock. In the event of the death or removal of the Shareholders' Agent, a new Shareholders' Agent will be elected by a majority vote or consent of the Shareholders on the basis of CMB Capital Stock. The Shareholders' Agent will promptly inform Core in writing upon the election of a new Shareholders' Agent. If at any time there will not be a Shareholders' Agent or the Shareholders will fail to appoint a Shareholders' Agent, then either the Surviving Corporation or a Shareholder may have a court of competent jurisdiction appoint a Shareholders' Agent.

                  9.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws.

                  9.3   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  9.4 Interpretation. The headings contained in this Agreement are solely for the purposes of reference, are not part of the agreement of the parties and will not in any way affect the meaning or interpretation of this Agreement.

                  9.5 Entire Agreement. This Agreement, including, without limitation, the Exhibits, Schedules, documents, certificates and instruments referred to in this Agreement, embodies the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter, including, without limitation, the Letter of Intent dated October 10, 1995, between Core and CMB.

                  9.6 Severability. If any provision of this Agreement is determined to be illegal or invalid, such illegality or invalidity will have no effect on the other provisions of this Agreement, and all other provisions of this Agreement will remain valid, operative and enforceable.

                  9.7 Notices. Any notice or other communication required or which may be given under this Agreement will be sufficient if in writing and delivered personally, telecopied or telexed, mailed, certified, registered or first class mail, postage prepaid, or sent by overnight courier, and will be deemed given when so delivered personally, telecopied or telexed, if mailed, two days after the date of mailing, or if sent by overnight courier, one day after the date of sending, as follows, or at such other addresses as the addressee may from time to time designate in writing pursuant to this Section 9.7:

         To Core:                   Core Industries Inc
                                    500 North Woodward
                                    P.O. Box 2000
                                    Bloomfield Hills, Michigan 48304-2000
                                    Telecopy: (810) 642-6816
                                    Attention: Lawrence J. Murphy

         with a copy to:            Honigman Miller Schwartz and Cohn
                                    2290 First National Building
                                    Detroit, Michigan 48226
                                    Telecopy: (313) 962-0176
                                    Attention: Alex L. Parrish

         To CMB:                    CMB Industries
                                    c/o O'Brien Properties
                                    520 Geary Street
                                    Suite 109
                                    San Francisco, California 94102
                                    Telecopy: (415) 776-5485
                                    Attention: Thomas F. Coyne

         with a copy to:            Cooper, White & Cooper
                                    201 California Street, 17th Floor
                                    San Francisco, California 94111
                                    Telecopy: (415) 433-5530
                                    Attention: Jed E. Solomon

         To Shareholders'           Kevin K. Coyne
         Agent:                     c/o Cooper, White & Cooper
                                    201 California Street, 17th Floor
                                    San Francisco, California 94111
                                    Telecopy: (415) 433-5530
                                    Attention: Jed E. Solomon

                  9.8 No Waiver. No waiver of any breach of any agreement or provision contained in any of the Merger Agreements will be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision contained in any of the Merger Agreements. No extension of time for performance of any obligation or act will be deemed an extension of time for the performance of any other obligation or act.

                  9.9 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, but will not be assignable by any party except by operation of law.

                  9.10 Press Releases. On or before the Closing, no party will issue or authorize to be issued any press release or similar announcement concerning any of the Merger Agreements or any of the Transactions without the prior approval of the other party; provided, however, that Core will be permitted to make such disclosures as necessary to comply with any applicable securities laws, stock exchange policies or NYSE policies.

                  9.11 Remedies Cumulative. Rights and remedies provided by this Agreement are cumulative and in addition to any other rights and remedies which any party may have under any other agreement, including, without limitation, under any of the other Merger Agreements, at law or in equity. In addition, the rights and remedies of any party arising out of, or otherwise in respect of, any inaccuracy in, omission from, or breach of, any representation, warranty, covenant or agreement contained in any of the Merger Agreements will in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, agreement, Schedule or Exhibit contained in any other agreement between the parties, including, without limitation, any of the other Merger Agreements, as to which there is no inaccuracy, omission or breach.

                  9.12 Fees and Expenses. Except as expressly provided in this Agreement, each party will bear its own fees and expenses incurred in connection with the Merger Agreements and the Transactions, including, without limitation, attorneys fees, investment banking or finder's fees, brokerage or financial advisor fees and accounting fees, regardless of whether any of the Transactions are consummated.

                  9.13 No Construction Against Drafter. The Merger Agreements have been reviewed by the parties and their counsel and are being entered into among competent persons, who are experienced in business and represented by counsel. Therefore, any ambiguous language in any of such agreements will not necessarily be construed against any particular party as the drafter of such language.

                  9.14 Parties in Interest. With the exception of the parties to this Agreement, there will exist no right of any person to claim a beneficial interest in any of the Merger Agreements or any rights by virtue of any of the Merger Agreements.

                                    * * * *

         The parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

CORE INDUSTRIES, INC.                                CMB INDUSTRIES,
  a Nevada corporation                                 a California corporation

By:/s/ LAWRENCE J. MURPHY                            By:/s/ THOMAS F. COYNE
   -----------------------------                        ------------------------
   Lawrence J. Murphy                                   Thomas F. Coyne
   Its: Executive Vice President                        Its: Secretary


SHAREHOLDERS:

/s/ DEIRDRE COYNE
-------------------------------------------------
Deirdre Coyne

/s/ KEVIN K. COYNE
-------------------------------------------------
Kevin K. Coyne

/s/ THOMAS F. COYNE
-------------------------------------------------
Thomas F. Coyne

/s/ MARY C. COSTELLO
-------------------------------------------------
Mary C. Costello

/s/ MICHAEL F. COYNE, JR.
-------------------------------------------------
Michael F. Coyne, Jr.

/s/ MARTIN J. COYNE
-------------------------------------------------
Martin J. Coyne

/s/ MARGARET J. COYNE
-------------------------------------------------
Margaret J. Coyne, as Trustee of the Margaret J.
Coyne Revocable Trust, u/a/d October 16, 1995

/s/ KEVIN K. COYNE
-------------------------------------------------
Kevin K. Coyne, as Trustee of the Brigid M. Coyne
Irrevocable Trust, u/a/d February 24, 1987

/s/ MICHAEL F. COYNE, JR.
-------------------------------------------------
Michael F. Coyne, Jr., as Trustee of the James X.
Coyne Irrevocable Trust, u/a/d June 20, 1989

                             Exhibits and Schedules
                                       to
                          Agreement and Plan of Merger
                                      dated
                                December 14, 1995
                                      among
                               Core Industries Inc
                                       and
                                 CMB Industries



       Exhibit No.               Description

1.     Exhibit 1.2(a)(vii)       Form of Promissory Note
2.     Exhibit 4.8               Real Estate Lease
3.     Exhibit 5.1(e)            CMB Counsel's Opinion
4.     Exhibit 5.1(p)-1          Registration and Standstill Agreement
5.     Exhibit 5.1(p)-2          Confidentiality and NonCompete Agreement
6.     Exhibit 5.2(f)            Company Counsel's Opinion

       Schedule No.              Description

1.     Schedule 1.2(a)(vi)       Face Amounts of Notes
2.     Schedule 1.2(c)(ii)       Earn Out Payments
3.     Schedule 2.2              Jurisdictions
4.     Schedule 2.4              CMB Shareholders and Matters Relating to Shares
5.     Schedule 2.6              Conflicts, Consents
6.     Schedule 2.9(a)           Liens
7.     Schedule 2.9(b)           Property Defects
8.     Schedule 2.10             Leases
9.     Schedule 2.11             Licenses and Permits
10.    Schedule 2.12(a)          Related Party Transactions
11.    Schedule 2.12(b)          Suppliers and Customers
12.    Schedule 2.13             Compliance with Applicable Law
13.    Schedule 2.14             Financial Statements
14.    Schedule 2.14(c)          Write-Offs
15.    Schedule 2.15             Contingent Receivables
16.    Schedule 2.16             Liabilities
17.    Schedule 2.17             Guarantees
18.    Schedule 2.18(b)          Tax Payments
19.    Schedule 2.18(d)          Tax Liabilities
20.    Schedule 2.19             Certain Changes or Events

21.    Schedule 2.20             Third Party Agreements
22.    Schedule 2.21             Patents, Trademark & Other Proprietary Rights
23.    Schedule 2.22(a)          Authorized Uses of Proprietary Rights
24.    Schedule 2.22(b)          Royalty Arrangements
25.    Schedule 2.23             Infringements
26.    Schedule 2.24(a)          Employee Pension Benefit Plans
27.    Schedule 2.24(c)          Exceptions to Qualified Pension Plans
28.    Schedule 2.24(d)          Unfunded Employee Benefit Liabilities
29.    Schedule 2.24(e)          Unfunded Employee Welfare Liabilities
30.    Schedule 2.24(i)          Retrospective Adjustments
31.    Schedule 2.25(a)          Labor and Employment Compliance
32.    Schedule 2.25(c)          Employment Agreements
33.    Schedule 2.26             Insurance
34.    Schedule 2.27             Legal Proceedings
35.    Schedule 2.28             Environmental Matters
36.    Schedule 2.29             Finder's Fees
37.    Schedule 2.31             Enforceability and Status of Contracts
38.    Schedule 2.32             Product Warranty
39.    Schedule 3.3              Conflicts, Consents
40.    Schedule 3.7              Finder's Fee


DET07/35202.1